UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 4, 2010 (December 31, 2009)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	1-12762	62-1543819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300 Memphis, Tennessee		38138
(Address of principal executive offices)		(Zip Code)
(901) 682-6600
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 31, 2009, Simon R.C. Wadsworth retired as the Executive Vice President and Chief Financial Officer of Mid-America Apartment Communities, Inc.  On January 1, 2010, Albert M. Campbell, III, 42, previously our Executive Vice President, Treasurer and Director of Financial Planning, assumed the role of Executive Vice President and Chief Financial Officer.  Mr. Wadsworth's retirement and Mr. Campbell's succession was previously announced on August 27, 2009.

Mr. Wadsworth will continue to serve as a member of the Board of Directors.   Additionally, Mr. Wadsworth will continue to be an employee of Mid-America and serve as Special Advisor to the Chief Executive Officer.

Effective January 1, 2010, Mid-America and Mr. Wadsworth entered into an agreement (the "Agreement"), regarding services to be provided by Mr. Wadsworth to Mid-America after his retirement.  As requested by the Board of Directors or the Chief Executive Officer, Mr. Wadsworth remains available to Mid-America to assist with such business matters as they deem appropriate through the later to occur of (i) May 22, 2012 or (ii) the date upon which Mid-America holds its Annual Meeting of Shareholders in 2012, unless terminated earlier in accordance with the terms of the Agreement.  Under the Agreement, Mr. Wadsworth will receive $132,953.50 in base salary, a bonus of up to one hundred percent (100%) of his then current base salary, and other benefits generally available to Mid-America's employees for his service during the term of the Agreement.

Mr. Campbell joined Mid-America in 1998 as Vice President of Financial Planning and was promoted to Senior Vice President and Treasurer in 2003. Mr. Campbell has been directly responsible for managing the funding requirements of Mid-America and has been active in overseeing forecasting and budgeting, market research and portfolio planning.  Mr. Campbell began his career in public accounting with Arthur Andersen, serving as a Certified Public Accountant to numerous large public companies and worked in various finance and accounting roles at another large publicly-owned company prior to joining Mid-America.  Mr. Campbell graduated Magna Cum Laude from Mississippi State University with a degree in Accounting.

The discussion in this Current Report is only a summary and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference in this Current Report.

Item 9.01.                      Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed pursuant to Item 9.01:
Exhibit No.	Description
10.1	Employment Agreement, effective as of January 1, 2010, by and between, Simon R.C. Wadsworth and Mid-America Apartment Communities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: January 4, 2010	By: /s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President, Chief Financial Officer,
Treasurer and Director of Financial Reporting
(Principal Financial and Accounting Officer)